UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	NMRK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 29, 2022 (the “Effective Date”), Newmark Holdings, L.P. (the “Partnership”) and Newmark Partners, L.P. entered into an employment agreement (the “Agreement”) with Michael Rispoli, the Chief Financial Officer of Newmark Group, Inc. (the “Company”). The terms of the Agreement were approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) after careful consideration of Mr. Rispoli’s contributions to the Company. The Agreement provides that Mr. Rispoli’s yearly salary will remain at $850,000. Under the Agreement, Mr. Rispoli is provided an initial term of employment of five (5) years from the Effective Date, and thereafter the term of employment will be extended automatically for successive one-year periods unless either party notifies the other party in writing at least ninety (90) days prior to the expiration of the initial term of employment or any renewal period of such party’s intention not to extend the term of employment.

Pursuant to the Agreement, Mr. Rispoli is entitled to discretionary bonuses, which shall be reviewed by the Compensation Committee annually. In addition, as consideration for entering into the Agreement, and as an advance against future compensation, Mr. Rispoli will be granted certain awards of the Company’s Restricted Stock Units (“RSUs”), consisting of (i) an award of 500,000 RSUs granted on the Effective Date, with each 100,000 RSU tranche vesting over a seven-year period, beginning with the first vesting date of the first tranche commencing on October 1, 2023, and ending with the first vesting date of the last tranche commencing on March 15, 2027; and (ii) an award of 250,000 RSUs granted on the Effective Date (at an agreed-upon notional value of $10.00 per RSU), with each 50,000 RSU tranche vesting over a seven-year period, beginning with the first vesting date of the first tranche commencing on March 15, 2024, and ending with the first vesting date of the last tranche commencing on March 15, 2028. Further, the Company has agreed to grant monetization, including possible exchangeability at the then-current exchange ratio, with respect to Mr. Rispoli’s currently held non-exchangeable Partnership units (consisting, as of the date of this Current Report on Form 8-K, of 88,079 PSUs and 87,049 PPSUs with an aggregate determination amount of $1,017,097) as follows: (i) twenty-five percent (25%) on the Effective Date in the form of exchange rights, and (ii) twenty-five percent (25%), split pro-rata into one-fifth (1/5) increments on or as soon as practicable after October 1 of each of 2023-2027 in a form yet to be determined by the Committee, with each of such monetizations contingent upon Mr. Rispoli performing substantial services exclusively for the Company or any affiliate, remaining a partner in the Partnership, and complying with the terms of the Agreement and any of his obligations to the Partnership, the Company or any affiliate through such dates.

In the event of a change of control (“Change of Control”), which will occur if the Company is, or substantially all of the real estate brokerage and related businesses of the Company are, no longer controlled by Cantor Fitzgerald, L.P. (“Cantor”), Howard W. Lutnick, or a person or entity controlled by, controlling or under common control with Cantor, exclusive of limited ownership changes, the Agreement provides that (i) Mr. Rispoli’s then-non-exchangeable Partnership units will be redeemed for cash or stock ratably over the first through third anniversaries of such Change of Control, or exchanged into restricted stock that becomes transferable ratably over the first through third anniversaries of such Change of Control, in each case as adjusted by the then-current exchange ratio and determined by the Partnership (the “NPU Acceleration”), and (ii) Mr. Rispoli’s then-unvested Newmark RSUs that would not otherwise vest under their terms by the third anniversary of such Change of Control will vest into stock or cash ratably over the first through third anniversaries of such Change of Control or as soon as practicable thereafter, provided that Mr. Rispoli remains employed and in good standing pursuant to the Agreement (the “RSU Acceleration,” and together with the NPU Acceleration, the “Change of Control Awards”). Additionally, in the event that, during the three-year period immediately following a Change of Control, Mr. Rispoli’s employment is terminated without Cause (as defined in the Agreement), Mr. Rispoli will be entitled to a lump-sum payment of $1,500,000 and certain medical benefits as described in the Agreement in addition to the Change of Control Awards, such additional payments and benefits being subject to delivery by Mr. Rispoli to the Company of an irrevocable release of claims in favor of the Company and its affiliates in customary form.

The Agreement provides that Mr. Rispoli may not (i) compete with the Company or its affiliates or solicit clients or prospective clients of the Company or any affiliate for a period of two (2) years after the termination of his employment, and (ii) solicit or hire employees or certain former employees of the Company or any affiliate to leave their employment of or to discontinue the supply of their services to the Company or any affiliate for a period of three (3) years after the termination of his employment. The Agreement also contains customary confidentiality and non-disparagement provisions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Rispoli Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

10.1	Employment Agreement, dated September 29, 2022, by and among Michael Rispoli, Newmark Holdings, L.P. and Newmark Partners, L.P.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: October 3, 2022	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman

[Signature Page to Form 8-K, dated October 3, 2022, regarding Michael Rispoli Employment Agreement]